UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Roberts Realty Investors, Inc. operates its business through Roberts Properties Residential, L.P.  On February 11, 2013, Northridge Parkway, LLC, a wholly owned subsidiary of Roberts Properties Residential, L.P., extended the maturity date of its $2,000,000 loan with Paul J. A. van Hessen, the lender, to May 22, 2013.  The loan continues to be secured by the Northridge property, which is located in Sandy Springs, Georgia and is under contract to be sold for $4,373,789.  The loan continues to bear interest at the rate of 12% per annum, and at closing, we prepaid the $60,000 in interest that will accrue during the extension period and paid a 1.0% extension fee.  The loan documents provide another extension option to August 22, 2013 under substantially the same terms and conditions.  The loan documents also contain customary representations, covenants, and default provisions, and continue to be guaranteed by both Roberts Properties Residential, L.P. and Roberts Realty Investors, Inc.

The above description of the material terms of the Northridge loan extension is qualified in its entirety by reference to the full text of the Loan Modification Agreement, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

10.1	Loan Modification Agreement effective as of February 21, 2013 by and between Northridge Parkway, LLC (a wholly owned subsidiary) and Paul J. A. van Hessen (Northridge).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: February 13, 2013	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer